                               [CENTEX LETTERHEAD]


NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE



                  CENTEX REPORTS HIGHEST-EVER QUARTERLY RESULTS
                        AND SIXTH CONSECUTIVE RECORD YEAR

         (DALLAS, TX April 23, 2002): Centex Corporation (NYSE: CTX) today announced the highest earnings for any quarter in its history for the quarter ended March 31, 2002, the fourth quarter of fiscal 2002, as well as record results for the sixth consecutive fiscal year.

         Centex said the strong fourth quarter results were due primarily to a record performance by Centex Homes, accompanied by much higher earnings from Financial Services and improved results from both Centex Construction Products and the Centex Construction Group.

         CENTEX'S SENIOR MANAGEMENT WILL CONDUCT A CONFERENCE CALL TO DISCUSS THE FOURTH QUARTER AND FISCAL YEAR 2002 FINANCIAL RESULTS, AS WELL AS PROJECTED NEIGHBORHOOD AND UNIT GROWTH FOR FISCAL YEARS 2003 AND 2004, AT 11:30 A.M. EASTERN TIME (10:30 A.M. CENTRAL TIME) TODAY. THE CONFERENCE CALL, ACCOMPANIED BY A SLIDE PRESENTATION, WILL BE WEBCAST SIMULTANEOUSLY ON THE CENTEX WEB SITE AT HTTP://WWW.CENTEX.COM. A REPLAY OF THE CALL, AS WELL AS THE PRESENTATION, WILL BE AVAILABLE ON THAT SITE UNTIL TUESDAY, MAY 21.

         For this year's fourth quarter, Centex reported net earnings of $117,476,000, 11% higher than $106,211,000 for the same quarter last year. Diluted earnings per share of $1.85 for the fourth quarter this year were 7% higher than $1.73 per diluted share for the same quarter a year ago. Revenues for the fourth quarter this year rose 13% to $2,261,168,000 from $2,004,831,000 for the same quarter in fiscal 2001.

         For fiscal 2002, Centex reported a 36% increase in net earnings to $382,226,000 versus net earnings of $281,977,000 for fiscal 2001. Diluted earnings per share of $6.11 for fiscal 2002 were 31% higher than $4.65 per diluted share last year. Consolidated revenues for fiscal 2002 reached an all-time high $7,748,430,000, 15% higher than $6,710,735,000 for fiscal 2001.
Centex's return on beginning stockholders' equity was 22.3% for fiscal 2002 versus 19.9% for the prior year.

         Earnings per share for both the quarter and the full year rose a lower percentage than net earnings due to a higher number of average shares outstanding in the current periods.

         Through its subsidiaries, Centex ranks among the nation's leading home builders, non-bank-affiliated retail mortgage originators and general contractors. Centex also has operations in home services and investment real estate and currently owns approximately 65.2% of Centex Construction Products, Inc., a publicly traded company.



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



                                                 CENTEX CORPORATION, PAGE 2 OF 8



                                  HOME BUILDING

         Operating earnings from Centex Homes were $171.9 million for the fourth quarter this year, 6% higher than $162.7 million for the fourth quarter a year ago, due to an all-time high number of home closings and strong operating margins. Current year fourth quarter revenues from Centex Homes were $1.56 billion, an 11% increase over $1.40 billion for the same quarter last year.

CENTEX HOMES                                            Quarter Ended Mar. 31,
                                                --------------------------------------
                                                   2002          2001         Change
                                                ----------    ----------    ----------
Closings                                             7,125         6,457            10%
Sales (Orders)                                       7,020         6,965             1%
Backlog                                              9,371         9,265             1%
Average Unit Sales Price                        $  216,611    $  212,165             2%
Operating Earnings/Unit                         $   24,120    $   25,198            (4)%
Operating Margin                                     11.0%         11.6%

         Fiscal 2002 operating earnings from Centex Homes reached a record $527.5 million, 24% higher than the $425.4 million of operating earnings reported for fiscal 2001. Centex Homes revenues for fiscal 2002 were $4.98 billion, a 14% improvement over last year's revenues of $4.36 billion.

CENTEX HOMES                                          Fiscal Year Ended Mar. 31,
                                                --------------------------------------
                                                   2002          2001         Change
                                                ----------    ----------    ----------
Closings                                            22,960        20,659            11%
Sales (Orders)                                      22,987        22,191             4%
Backlog                                              9,371         9,265             1%
Average Unit Sales Price                        $  213,738    $  205,913             4%
Operating Earnings/Unit                         $   22,973    $   20,594            12%
Operating Margin                                     10.6%          9.8%

         Manufactured Homes and Home Services are now part of "Other." All current and prior year results have been reclassified.



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



                                                 CENTEX CORPORATION, PAGE 3 OF 8


                               FINANCIAL SERVICES

         Operating earnings from Financial Services for the fourth quarter this year were $26.9 million, 79% higher than $15.0 million for the same quarter last year. This year's fourth quarter Financial Services revenues of $188.4 million were 35% higher than $139.9 million for the same quarter a year ago.

         Financial Services operating earnings were $114.7 million for fiscal 2002, 483% higher than $19.7 million for fiscal 2001. Fiscal 2002 revenues from Financial Services were $699.8 million, a 51% increase over $463.6 million last year.

CTX MORTGAGE COMPANY

         Operating earnings from CTX Mortgage Company (CTX) and related companies totaled $16.8 million for fiscal 2002's fourth quarter versus $17.3 million for the fourth quarter last year.

                                                     Quarter Ended Mar. 31,
                                           -----------------------------------------
                                              2002           2001           Change
                                           -----------   -----------     -----------
Originations
     Builder                                     4,823         4,245              14%
     Retail                                     13,102        14,672             (11%)
                                           -----------   -----------
Total
                                                17,925        18,917              (5%)
                                           ===========   ===========

Applications
     Builder                                     4,723         5,346             (12%)
     Retail                                     12,043        21,377             (44%)
                                           -----------   -----------
Total
                                                16,766        26,723             (37%)
                                           ===========   ===========

Loan Volume (in billions)                  $      2.86   $      2.86              -%
                                           ===========   ===========
Average Loan Size
                                           $   159,300   $   151,200               5%
                                           ===========   ===========
Profit Per Loan
                                           $       937   $       916               2%
                                           ===========   ===========


         Impacted by lower interest rates and the refinancing boom, operating earnings from CTX Mortgage and related companies for fiscal 2002 were $91.4 million, 169% higher than earnings of $34.0 million for the prior fiscal year.



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



                                                 CENTEX CORPORATION, PAGE 4 OF 8


CTX MORTGAGE COMPANY, CON'T.

                                                      Fiscal Year Ended Mar. 31,
                                                ----------------------------------------
                                                   2002          2001           Change
                                                -----------   -----------    -----------
Originations
     Builder                                         15,435        12,506             23%
     Retail                                          64,949        48,244             35%
                                                -----------   -----------
Total
                                                     80,384        60,750             32%
                                                ===========   ===========

Applications
     Builder                                         16,344        15,590              5%
     Retail                                          60,188        55,052              9%
                                                -----------   -----------
Total
                                                     76,532        70,642              8%
                                                ===========   ===========


Loan Volume (in billions)                       $     12.45   $      8.88             40%
                                                ===========   ===========
Average Loan Size
                                                $   154,800   $   146,200              6%
                                                ===========   ===========
Profit Per Loan
                                                $     1,137   $       560            103%
                                                ===========   ===========

CENTEX HOME EQUITY COMPANY

         Reporting its fourth quarter of profitability since undergoing the change to the "Portfolio Accounting Method" in fiscal 2001, Centex Home Equity Company (CHEC) reported operating earnings of $10.4 million for the final quarter of fiscal 2002 versus an operating loss of $2.3 million for the same quarter last year.

                                                        Quarter Ended Mar. 31,
                                                ------------------------------------
                                                   2002         2001        Change
                                                ----------   ----------   ----------
Originations                                         5,754        6,108           (6%)
                                                ==========   ==========

Applications                                        44,739       38,849           15%
                                                ==========   ==========

Loan Volume (in billions)                       $     0.45   $     0.42            6%
                                                ==========   ==========


Average Loan Size                               $   78,100   $   69,200           13%
                                                ==========   ==========


         For fiscal year 2002, CHEC reported operating earnings of $25.1 million versus an operating loss of $14.3 million for fiscal 2001. The portion of CHEC's loan servicing portfolio on which it earns an interest rate spread under the "Portfolio Accounting Method" has reached $3.3 billion and continues to increase.



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



                                                 CENTEX CORPORATION, PAGE 5 OF 8


CENTEX HOME EQUITY COMPANY, CON'T.

                                                            Fiscal Year Ended Mar. 31,
                                                     ---------------------------------------
                                                         2002         2001          Change
                                                     -----------   -----------   -----------
Originations                                              26,955        26,418             2%
                                                     ===========   ===========
Applications                                             172,498       148,702            16%
                                                     ===========   ===========
Loan Volume (in billions)                            $      2.09   $      1.72            22%
                                                     ===========   ===========

Average Loan Size                                    $    77,600   $    65,000            19%
                                                     ===========   ===========

"Owned" Servicing Portfolio as of Mar. 31:
     Number of Loans                                      45,211        26,520            76%
                                                     -----------   -----------
     Portfolio (in billions)                         $      3.28   $      1.77
                                                     -----------   -----------

         CHEC's total servicing portfolio increased to $4.4 billion on 62,833 loans as of March 31, 2002 from $3.3 billion on 49,717 loans at March 31, 2001.

         The United Kingdom mortgage operation, which was formed in fiscal 2002, incurred start-up costs of $269,000 for the fourth quarter of fiscal 2002 and $1.8 million for the fiscal year.

                              CONSTRUCTION PRODUCTS

         For the quarter ended March 31, 2002, Centex Construction Products
(CXP) reported operating earnings of $19.0 million, a 96% improvement over $9.7 million for the same quarter last year. The improvement was the result of several factors: increased operating earnings from gypsum wallboard and paperboard; decreased interest expense; and a lower effective income tax rate this year.

         For the fiscal year ended March 31, 2002, CXP's operating earnings were $75.9 million this year, 24% less than $99.4 million for fiscal 2001. The decline resulted from decreased gypsum wallboard, concrete and other operating earnings and increased interest expense, partially offset by higher paperboard operating earnings.

         Gypsum wallboard prices, which fell dramatically early in fiscal 2002 due mainly to excessive new production capacity coming on stream, increased during mid-fiscal 2002 and rose again at the end of fiscal 2002. CXP has announced another price increase effective in mid-May 2002. Assuming prices for cement and gypsum wallboard remain steady, CXP expects to report significantly higher earnings for fiscal 2003 than it did for fiscal 2002.



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



                                                 CENTEX CORPORATION, PAGE 6 OF 8


                      CONTRACTING AND CONSTRUCTION SERVICES

         Contracting and Construction Services reported record operating earnings of $12.3 million for the fourth quarter of fiscal 2002, 28% higher than earnings of $9.7 million for the same quarter last year. Revenues from this segment were $324.2 million for the quarter this year, 3% higher than revenues of $315.7 million for the year-ago quarter. New contracts for the quarter totaled $243 million, 73% less than the new contract total of $892 million for the same quarter a year ago.

         For fiscal 2002, Contracting and Construction Services reported operating earnings of $36.2 million, 17% higher than fiscal 2001 earnings of $30.9 million. Segment revenues for fiscal 2002 were $1.30 billion, about the same as prior year revenues of $1.29 billion.

         During fiscal 2002, Contracting and Construction Services was awarded approximately $1.5 billion of new contracts, 25% lower than fiscal 2001's new contract total of $1.9 billion. The backlog of uncompleted construction contracts at March 31, 2002 was $2.2 billion, an 8% increase over the backlog of $2.0 billion at March 31, 2001. Contracting operating profit margins continue to improve.

                             INVESTMENT REAL ESTATE

         For the quarter ended March 31, 2002, Centex's Investment Real Estate operation, through which all investment property transactions are reported, had operating earnings of $12.1 million, 50% less than operating earnings of $24.2 million for the same quarter a year ago. The disposition of low-cost basis real estate assets during last year's fourth quarter accelerated the accretion of negative goodwill, which together positively impacted earnings in the prior year's fourth quarter by $18.7 million. For fiscal 2002, Investment Real Estate had operating earnings of $48.1 million, 6% less than fiscal 2001 earnings of $50.9 million.

                           INTERNATIONAL HOME BUILDING

         London, England-based Fairclough Homes, due to the unique structure of the transaction by which it was acquired in April 1999 by Centex Development Company, L.P., began reporting operating results at the beginning of fiscal 2002. Fairclough Homes built and closed 456 homes during the fourth quarter of fiscal 2002 and reported operating earnings of $4.3 million. Fairclough delivered 1,387 homes during fiscal 2002 and had operating earnings of $12.3 million.



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



                                                 CENTEX CORPORATION, PAGE 7 OF 8


                                      OTHER

         "Other" includes Manufactured Homes and Home Services. All current and prior year results have been reclassified.

         Manufactured Homes reported an operating loss of $52,000 for this year's fourth quarter versus an operating loss of $22.3 million for the same quarter last year. The loss for the quarter last year included $19.2 million of non-cash charges. Manufactured Homes delivered 917 units during this year's fourth quarter compared to 914 units for the same quarter last year.

         For fiscal 2002, Manufactured Homes has an operating loss of $862,000 versus a loss of $26.1 million for fiscal 2001. The segment delivered 3,771 units during fiscal 2002 compared to 4,242 units last year.

         Home Services reported an operating loss of $2.2 million for the fourth quarter, which includes a non-cash, pre-tax charge of $4.4 million related to establishing additional valuation reserves for its home security monitoring accounts. This compares to operating earnings of $500,000 for the same quarter last year. For fiscal 2002, Home Services reported operating earnings of $4.0 million. For fiscal 2001, Home Services reported operating earnings of $1.1 million.

                               OTHER DEVELOPMENTS

         Effective April 1, 2002, as previously announced, Timothy R. Eller became President and Chief Operating Officer of Centex Corporation. Mr. Eller is a 28-year career employee of Centex Homes and remains Chairman of that entity. In addition, Vice Chairman David W. Quinn retired effective March 31, 2002.

         Also effective April 1, 2002, Andrew J. Hannigan became President and Chief Executive Officer of Centex Homes and Robert D. Hillmann became Centex Homes' Executive Vice President and Chief Operating Officer.

                                     OUTLOOK

         Centex said the company entered fiscal 2003 with a strong backlog of home sales and that it will have 10-15% more active subdivisions than a year ago, which should result in higher closings during fiscal 2003. The company noted that although refinancing activity has slowed somewhat, CTX Mortgage will have a good year. In addition, Centex Home Equity's servicing portfolio continues to increase and that entity should report substantially higher earnings in fiscal 2003. Centex Construction Group has a solid backlog of contracts and its operating earnings should continue to improve. Centex Construction Products expects to report significantly higher earnings in fiscal 2003 than in 2002, due primarily to a major increase in gypsum wallboard prices during the second half of fiscal 2002.

         Centex expects fiscal 2003 will be its seventh consecutive record year.


                                      # # #


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



                                                 CENTEX CORPORATION, PAGE 8 OF 8


Forward-Looking Statements. The "Financial Services," "Contracting and Construction Services," "Other Developments," and "Outlook" sections of this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company's actual performance and results of operations include the following: general economic conditions and interest rates; the cyclical and seasonal nature of the Company's businesses; adverse weather; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financing programs; governmental regulations; changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company's markets and businesses; competition; availability of raw materials; and unexpected operations difficulties. These and other factors are described in the Company's most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and in its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2001 and September 30, 2001, and December 31, 2001, each of which is filed with the Securities and Exchange Commission.

NOTE ATTACHMENTS:

(1) Summary of Consolidated Earnings

(2) Revenues and Earnings by Lines of Business (Quarter)

(3) Revenues and Earnings by Lines of Business (Year)

(4) Housing Activity by Geographic Area

(5) Supplemental Home Building Data

(6) Supplemental Construction Products Data

(7) Conventional Home Building Margins by Quarter

FOR ADDITIONAL INFORMATION, CONTACT AT (214) 981-5000:

Laurence E. Hirsch
Chairman and Chief Executive Officer

Leldon E. Echols
Executive Vice President and Chief Financial Officer




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


Attachment 1




                       Centex Corporation and Subsidiaries
                        Summary of Consolidated Earnings
              (dollar amounts in thousands, except per share data)


                                                     Quarter Ended
                                                       March 31,
                                                      (unaudited)
                                      ---------------------------------------------
                                          2002            2001            Change
                                      -------------   -------------   -------------
Revenues                              $   2,261,168   $   2,004,831              13%

Earnings Before Income Taxes          $     190,530   $     151,843              25%

Net Earnings                          $     117,476   $     106,211              11%

Earnings Per Share:
    Basic                             $        1.93   $        1.78               8%
    Diluted                           $        1.85   $        1.73               7%

Average Shares Outstanding:
    Basic                                60,949,857      59,549,480               2%
    Diluted                              63,486,498      61,562,118               3%


                                                  Twelve Months Ended
                                                       March 31,
                                      ---------------------------------------------
                                          2002            2001            Change
                                      -------------   -------------   -------------
                                       (unaudited)
Revenues                              $   7,748,430   $   6,710,735              15%

Earnings Before Income Taxes          $     618,765   $     436,331              42%

Net Earnings                          $     382,226   $     281,977              36%

Earnings Per Share:
    Basic                             $        6.31   $        4.77              32%
    Diluted                           $        6.11   $        4.65              31%

Average Shares Outstanding:
    Basic                                60,560,788      59,095,403               2%
    Diluted                              62,529,147      60,660,885               3%

Attachment 2

                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)

                                                                           Quarter Ended
                                                                              March 31,
                                                                            (unaudited)
                                                          -------------------------------------------------
                                                              2002              2001              Change
                                                          -------------     -------------     -------------
REVENUES
        Home Building                                     $   1,564,176     $   1,403,337                11%
                                                                     69%               70%
        Financial Services                                      188,394           139,929                35%
                                                                      8%                7%
        Construction Products                                   111,365           105,891                 5%
                                                                      5%                5%
        Contracting and Construction Services                   324,238           315,710                 3%
                                                                     14%               16%
        Investment Real Estate                                   15,363            13,375                15%
                                                                      1%                1%
        Other (A)                                                57,632            26,589               117%
                                                                      3%                1%
                                                          -------------     -------------
    Total                                                 $   2,261,168     $   2,004,831                13%
                                                                    100%              100%
                                                          =============     =============

OPERATING EARNINGS
        Home Building                                     $     171,853     $     162,701                 6%
                                                                     72%               82%
        Financial Services                                       26,948            15,018                79%
                                                                     11%                8%
        Construction Products                                    18,998             9,685                96%
                                                                      8%                5%
        Contracting and Construction Services                    12,343             9,660                28%
                                                                      5%                5%
        Investment Real Estate                                   12,086            24,182               (50%)
                                                                      5%               12%
        Other (A)                                                (2,284)          (22,926)               90%
                                                                    (1%)             (12%)
                                                          -------------     -------------
    Total Operating Earnings                                    239,944           198,320                21%
                                                                    100%              100%

        Corporate General Expenses                              (12,637)          (10,961)
        Interest Expense                                        (31,136)          (33,928)
        Minority Interest in Construction Products               (5,641)           (1,588)
                                                          -------------     -------------

EARNINGS BEFORE INCOME TAXES                              $     190,530     $     151,843                25%
                                                          =============     =============


(A) Includes Manufactured Homes and Home Services & Other for all periods presented.

Attachment 3

                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)

                                                                            Twelve Months Ended
                                                                                 March 31,
                                                             -------------------------------------------------
                                                                 2002              2001             Change
                                                             -------------     -------------     -------------
                                                              (unaudited)
REVENUES
        Home Building                                        $   4,984,817     $   4,356,172                14%
                                                                        64%               65%
        Financial Services                                         699,760           463,646                51%
                                                                         9%                7%
        Construction Products                                      471,083           441,127                 7%
                                                                         6%                7%
        Contracting and Construction Services                    1,296,024         1,290,382                 -%
                                                                        17%               19%
        Investment Real Estate                                      72,416            33,042               119%
                                                                         1%               --%
        Other (A)                                                  224,330           126,366                78%
                                                                         3%                2%
                                                             -------------     -------------
    Total                                                    $   7,748,430     $   6,710,735                15%
                                                                       100%              100%
                                                             =============     =============

OPERATING EARNINGS
        Home Building                                        $     527,462     $     425,450                24%
                                                                        66%               70%
        Financial Services                                         114,733            19,667               483%
                                                                        14%                3%
        Construction Products                                       75,868            99,441               (24%)
                                                                         9%               17%
        Contracting and Construction Services                       36,225            30,886                17%
                                                                         5%                5%
        Investment Real Estate                                      48,068            50,908                (6%)
                                                                         6%                8%
        Other (A)                                                    3,140           (21,613)              115%
                                                                        --%               (3%)
                                                             -------------     -------------
    Total Operating Earnings                                       805,496           604,739                33%
                                                                       100%              100%

        Corporate General Expenses                                 (50,189)          (36,924)
        Interest Expense                                          (115,766)          (99,069)
        Minority Interest in Construction Products                 (20,776)          (32,415)
                                                             -------------     -------------

EARNINGS BEFORE INCOME TAXES                                 $     618,765     $     436,331                42%
                                                             =============     =============


(A) Includes Manufactured Homes and Home Services & Other for all periods presented.

Attachment 4


                       Centex Corporation and Subsidiaries
                       Housing Activity by Geographic Area

                                                          Closings
                       -------------------------------------------------------------------------------
                              Quarter Ended March 31,                Twelve Months Ended March 31,
                       -------------------------------------     -------------------------------------
                          2002         2001         Change          2002         2001         Change
                       ----------   ----------    ----------     ----------   ----------    ----------
Mid-Atlantic                1,155        1,156             -%         3,877        3,395            14%

Southeast                   1,344        1,307             3%         4,280        3,991             7%

Midwest                     1,063          873            22%         3,619        3,294            10%

South Central               1,580        1,262            25%         5,154        4,104            26%

Mountain States               926          748            24%         2,697        2,338            15%

West Coast                  1,057        1,111            (5%)        3,333        3,537            (6%)
                       ----------   ----------                   ----------   ----------

                            7,125        6,457            10%        22,960       20,659            11%
                       ==========   ==========                   ==========   ==========



                                                                          Sales (Orders) Backlog
                                                                 -------------------------------------
                                                                 3/31/2002     3/31/2001      Change
                                                                 ----------   ----------    ----------
Mid-Atlantic                                                          1,503        1,365            10%

Southeast                                                             2,273        1,898            20%

Midwest                                                               2,086        2,008             4%

South Central                                                         1,962        2,064            (5%)

Mountain States                                                         646          803           (20%)

West Coast                                                              901        1,127           (20%)
                                                                 ----------   ----------
                                                                      9,371        9,265             1%
                                                                 ==========   ==========



                                                        Sales (Orders)
                       -------------------------------------------------------------------------------
                               Quarter Ended March 31,                 Twelve Months Ended March 31,
                       -------------------------------------     -------------------------------------
                          2002         2001         Change          2002          2001        Change
                       ----------   ----------    ----------     ----------   ----------    ----------
Mid-Atlantic                1,256        1,043            20%         3,936        3,550            11%

Southeast                   1,398        1,267            10%         4,655        4,041            15%

Midwest                     1,164        1,177            (1%)        3,697        3,541             4%

South Central               1,665        1,574             6%         5,052        4,685             8%

Mountain States               692          879           (21%)        2,540        2,562            (1%)

West Coast                    845        1,025           (18%)        3,107        3,812           (18%)
                       ----------   ----------                   ----------   ----------
                            7,020        6,965             1%        22,987       22,191             4%
                       ==========   ==========                   ==========   ==========


Effective with the March 31, 2001 quarter's release, Centex has realigned its conventional home building operating units into the above newly designated geographic areas. This realignment and its resulting geographic areas reflect the operational and strategic structure with the conventional home building operation.

Attachment 5


                       Centex Corporation and Subsidiaries
                         Supplemental Home Building Data


(dollars in millions, except per unit data)

                                                              Quarter Ended March 31,
                                              -------------------------------------------------------
                                                        2002                           2001
                                              -------------------------     -------------------------
Conventional Housing Revenues                 $  1,564.2          100.0%    $  1,403.4          100.0%
Cost of Sales                                   (1,174.2)         (75.1%)     (1,053.7)         (75.1%)
Selling, General & Administrative                 (218.1)         (13.9%)       (187.0)         (13.3%)
                                              ----------     ----------     ----------     ----------

     OPERATING EARNINGS                       $    171.9           11.0%    $    162.7           11.6%
                                              ==========     ==========     ==========     ==========
Units Closed                                       7,125                         6,457

Unit Sales Price                              $  216,611                    $  212,165
     % Change                                        2.1%                          7.2%

Operating Earnings per Unit                   $   24,120                    $   25,198
     % Change                                       (4.3%)                        26.5%


                                                          Twelve Months Ended March 31,
                                              ---------------------------------------------------
                                                         2002                        2001
                                              ------------------------   ------------------------
Conventional Housing Revenues                 $  4,984.8        100.0%   $  4,356.2         100.0%
Cost of Sales                                   (3,713.5)       (74.5%)    (3,304.9)        (75.9%)
Selling, General & Administrative                 (743.8)       (14.9%)      (625.9)        (14.3%)
                                              ----------    ---------    ----------    ----------

     OPERATING EARNINGS                       $    527.5         10.6%   $    425.4           9.8%
                                              ==========    =========    ==========    ==========
Units Closed                                      22,960                     20,659

Unit Sales Price                              $  213,738                 $  205,913
     % Change                                        3.8%                       7.5%

Operating Earnings per Unit                   $   22,973                 $   20,594
     % Change                                       11.6%                      20.4%

Attachment 6

                       Centex Corporation and Subsidiaries


SUPPLEMENTAL CONSTRUCTION PRODUCTS DATA
     (volumes in thousands, except Gypsum Wallboard)


                                                      Quarter Ended March 31,            Twelve Months Ended March 31,
                                                ---------------------------------     ---------------------------------
                                                   2002        2001      Change         2002         2001       Change
                                                ---------   ---------   ---------     ---------   ---------   ---------
       Cement
                 Sales Volumes (Tons)                 446         486          (8%)       2,441       2,387           2%

                 Average Net Sales Price        $   65.04   $   65.98          (1%)   $   67.69   $   67.65           -%

       Gypsum Wallboard
                 Sales Volumes (MMSF)                 518         486           7%        1,930       1,584          22%

                 Average Net Sales Price        $   82.27   $   68.49          20%    $   72.97   $   91.12         (20%)

       Paperboard
                 Sales Volumes (Tons)                  58          56           4%          210          80         163%

                 Average Net Sales Price        $  398.93   $  391.09           2%    $  398.13   $  386.32           3%

       Concrete
                 Sales Volumes (Cubic Yards)          132         186         (29%)         673         808         (17%)

                 Average Net Sales Price        $   56.07   $   54.02           4%    $   55.93   $   53.70           4%

       Aggregates
                 Sales Volumes (Tons)                 909         815          12%        4,265       4,009           6%

                 Average Net Sales Price        $    4.37   $    4.12           6%    $    4.33   $    4.16           4%


SUPPLEMENTAL CONTRACTING AND CONSTRUCTION SERVICES DATA
     (dollars in millions)

                                   Quarter Ended March 31,               Twelve Months Ended March 31,
                            ------------------------------------     ------------------------------------
                               2002         2001        Change          2002         2001        Change
                            ----------   ----------   ----------     ----------   ----------   ----------
New Contracts               $      243   $      892          (73%)   $    1,455   $    1,930          (25%)
                            ==========   ==========                  ==========   ==========

Backlog at March 31,        $    2,180   $    2,022            8%    $    2,180   $    2,022            8%
                            ==========   ==========                  ==========   ==========

Attachment 7

                       Centex Corporation and Subsidiaries
                    Home Building Margins - Quarterly Summary


                                                                For the Quarters Ending,
                                   ----------------------------------------------------------------------------------
                                         June 30, 2000            September 30, 2000           December 31, 2000
                                   ------------------------    ------------------------    ------------------------
Conventional Housing Revenues      $    887.0         100.0%   $  1,027.0         100.0%   $  1,038.8         100.0%
Cost of Sales                          (679.5)        (76.6%)      (789.3)        (76.9%)      (782.4)        (75.3%)
                                   ----------    ----------    ----------    ----------    ----------    ----------
          GROSS MARGIN                  207.5          23.4%        237.7          23.1%        256.4          24.7%
Selling, General & Administrative      (135.0)        (15.2%)      (148.1)        (14.4%)      (155.8)        (15.0%)
                                   ----------    ----------    ----------    ----------    ----------    ----------
          OPERATING EARNINGS       $     72.5           8.2%   $     89.6           8.7%   $    100.6           9.7%
                                   ==========    ==========    ==========    ==========    ==========    ==========

Units Closed                            4,408                       4,901                       4,893

Unit Sales Price                   $  196,314                  $  203,900                  $  208,328
      % Change - Prior Year              4.1%                        8.6%                       10.0%

OPERATING EARNINGS/UNIT            $   16,459                  $   18,274                  $   20,568
      % Change - Prior Year              9.5%                       15.2%                       26.1%

GROSS MARGIN PER UNIT              $   47,074                  $   48,500                  $   52,401
      % Change - Prior Year              6.9%                       11.4%                       19.8%

SG&A Per Unit                      $   30,626                  $   30,218                  $   31,841
      % Change - Prior Year              5.5%                        9.2%                       16.1%


                                   For the Quarters Ending,
                                   ------------------------      Fiscal Year Total
                                       March 31, 2001             March 31, 2001
                                   -----------------------    -----------------------
Conventional Housing Revenues      $  1,403.4        100.0%   $  4,356.2        100.0%
Cost of Sales                        (1,053.7)       (75.1%)    (3,304.9)       (75.9%)
                                   ----------   ----------    ----------   ----------
          GROSS MARGIN                  349.7         24.9%      1,051.3         24.1%
Selling, General & Administrative      (187.0)       (13.3%)      (625.9)       (14.3%)
                                   ----------   ----------    ----------   ----------
          OPERATING EARNINGS       $    162.7         11.6%   $    425.4          9.8%
                                   ==========   ==========    ==========   ==========

Units Closed                            6,457                     20,659

Unit Sales Price                   $  212,165                 $  205,913
      % Change - Prior Year              7.2%                       7.5%

OPERATING EARNINGS/UNIT            $   25,198                 $   20,594
      % Change - Prior Year             26.5%                      20.4%

GROSS MARGIN PER UNIT              $   54,158                 $   50,888
      % Change - Prior Year             20.5%                      16.3%

SG&A Per Unit                      $   28,961                 $   30,297
      % Change - Prior Year             15.7%                      12.0%





                                                                  For the Quarters Ending,
                                 -----------------------------------------------------------------------------
                                     June 30, 2001         September 30, 2001           December 31, 2001
                                 -------------------- ----------------------------  -------------------------
Conventional Housing Revenues     $1,039.2    100.0%   $1,170.7            100.0%     $1,210.7        100.0%
Cost of Sales                       (772.4)   (74.4%)    (868.8)           (74.2%)      (898.2)       (74.2%)
                                 ---------- --------- ----------  ----------------  -----------  ------------
          GROSS MARGIN               266.8     25.6%      301.9             25.8%        312.5         25.8%
Selling, General & Administrative   (168.7)   (16.2%)    (178.9)           (15.3%)      (178.0)       (14.7%)
                                 ---------- --------- ----------  ----------------  -----------  ------------
          OPERATING EARNINGS         $98.1      9.4%     $123.0             10.5%       $134.5         11.1%
                                 ========== ========= ==========  ================  ===========  ============

Units Closed                         4,850                5,418                          5,567

Unit Sales Price                  $210,754             $214,004                       $212,400
      % Change - Prior Year           7.4%                 5.0%                           2.0%

OPERATING EARNINGS/UNIT            $20,231              $22,698                        $24,162
      % Change - Prior Year          22.9%                24.2%                          17.5%

GROSS MARGIN PER UNIT              $55,010              $55,722                        $56,134
      % Change - Prior Year          16.9%                14.9%                           7.1%

SG&A Per Unit                      $34,784              $33,020                        $31,974
      % Change - Prior Year          13.6%                 9.3%                           0.4%


                                 For the Quarters Ending,
                                 -----------------------    Fiscal Year Total
                                     March 31, 2002          March 31, 2002
                                 ---------------------- -----------------------
Conventional Housing Revenues      $1,564.2     100.0%    $4,984.8      100.0%
Cost of Sales                      (1,174.1)    (75.1%)   (3,713.5)     (74.5%)
                                 ----------- ---------- -----------  ----------
          GROSS MARGIN                390.1      24.9%     1,271.3       25.5%
Selling, General & Administrative    (218.2)    (13.9%)     (743.8)     (14.9%)
                                 ----------- ---------- -----------  ----------
          OPERATING EARNINGS         $171.9      11.0%      $527.5       10.6%
                                 =========== ========== ===========  ==========

Units Closed                          7,125                 22,960

Unit Sales Price                   $216,611               $213,738
      % Change - Prior Year            2.1%                   3.8%

OPERATING EARNINGS/UNIT             $24,120                $22,973
      % Change - Prior Year           (4.3%)                 11.6%

GROSS MARGIN PER UNIT               $54,751                $55,370
      % Change - Prior Year            1.1%                  26.5%

SG&A Per Unit                       $30,625                $32,395
      % Change - Prior Year            5.7%                   6.9%